Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 22, 1999 incorporated by reference in in Artesyn Technologies, Inc.'s Form 10-K for the fiscal year ended January 1, 1999.


ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Fort Lauderdale, Florida
August 12, 1999

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